Exhibit 10.5

SANDBRIDGE ACQUISITION CORPORATION
1999 Avenue of the Stars, Suite 2088
Los Angeles, CA 90067

September 14, 2020

Sandbridge Acquisition Holdings LLC
1999 Avenue of the Stars, Suite 2088
Los Angeles, CA 90067

Re:          Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Sandbridge Acquisition Corporation (the “Company”) and Sandbridge Capital, LLC (the “Sandbridge”), dated as of the date hereof, will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) for the Company’s initial public offering and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

i.
Sandbridge shall make available, or cause to be made available, to the Company, at 1999 Avenue of the Stars, Suite 2088, Los Angeles, CA 90067 (or any successor location or other existing office locations), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sandbridge the sum of $10,000 per month commencing on the Effective Date and continuing monthly thereafter until the Termination Date; and

ii.
Sandbridge hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,
SANDBRIDGE ACQUISITION CORPORATION

		By:	/s/ Richard Henry
		Name:	Richard Henry
		Title:	Chief Financial Officer

AGREED TO AND ACCEPTED BY:
SANDBRIDGE CAPITAL, LLC

By:	/s/ Richard Henry
Name:	Richard Henry
Title:	Principal

[Signature Page to Administrative Agreement]